[Exhibit 99.1]
NORDSTROM fsb,
as Seller
and
NORDSTROM CREDIT, INC.,
as Purchaser

PARTICIPATION AGREEMENT
Dated as of May 1, 2007

TABLE OF CONTENTS

		Page
ARTICLE ONE

DEFINITIONS AND INTERPRETATIONS

Section 1.01.	Definitions	1
Section 1.02.	Interpretations	7

ARTICLE TWO

PURCHASE AND CONVEYANCE OF RECEIVABLES

Section 2.01.	Purchase	8

ARTICLE THREE

CONSIDERATION AND PAYMENT

Section 3.01.	Payment of the Purchase Price	10
Section 3.02.	Adjustments to Purchase Price	10

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES

Section 4.01.	Representations and Warranties of the Bank Relating to the Bank	11
Section 4.02.	Representations and Warranties of the Bank Relating to this Agreement and the Purchased Assets	12
Section 4.03.	Representations and Warranties of the Purchaser	13

ARTICLE FIVE

COVENANTS

Section 5.01.	Covenants of Bank	15

ARTICLE SIX

TERM AND PURCHASE TERMINATION

Section 6.01.	Term	19
Section 6.02.	Purchase Termination	19

i

ii

PARTICIPATION AGREEMENT
This Participation Agreement, dated as of May 1, 2007, is made between Nordstrom fsb, a federal savings bank (the “Bank”), as seller, and Nordstrom Credit, Inc., a Colorado corporation (“NCI”), as purchaser (the “Purchaser”).
RECITALS
WHEREAS, the Purchaser desires to purchase, from time to time, and the Bank desires to sell to the Purchaser, without recourse, an undivided beneficial interest equal to the Participation Percentage (as defined herein) in and to, all of the Bank’s right, title and interest in and to the Receivables (as defined herein) arising from time to time in the Accounts (as defined herein), including all related assets (the “Participation”); and
WHEREAS, it is contemplated that the Participation will be transferred by the Purchaser to NCCR II (as defined herein), and by NCCR II to the Issuer (as defined herein) in connection with the issuance of certain asset-backed notes.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE ONE
DEFINITIONS AND INTERPRETATIONS.
Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:
“Account” means each account originated by it pursuant to a Credit Card Agreement including the (i) Initial Accounts and (ii) Additional Accounts (but only from and after the Addition Date with respect thereto).
“Account Schedule” means a computer file or microfiche list containing a true and complete list of Accounts, identified by bank identification number and by bank number specified on Schedule I and setting forth the aggregate amount of Principal Receivables outstanding in such Accounts as of (a) the Initial Purchase Date (for the Account Schedule delivered on the Initial Purchase Date) or (b) as of each Addition Date (for any Account Schedule relating to Additional Accounts).
“Addition Date” means with respect to Additional Accounts, the later of the date on which such accounts are created and the date upon which such account is designated as an Additional Account.
“Additional Account” means each VISA® consumer revolving credit card account established pursuant to a Credit Card Agreement between the Bank and any Person with respect to which one or more credit cards are issued to a cardholder, which credit card account is identified by the bank identification numbers and the bank numbers specified on Schedule I, as the same may be amended from time to time, which account comes into existence after the Initial Purchase Date.

“Agreement” means this Participation Agreement, and all amendments, supplements, modifications and restatements from time to time.
“Appointment Date” has the meaning set forth in Section 6.02.
“Bank Servicing Agreement” means the Servicing Agreement, dated as of May 1, 2007, between the Bank and NCI, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York, New York are authorized or obligated by law or executive order to be closed.
“Cash Advance Fees” means cash advance transaction fees and cash advance late fees, if any, as specified in the Credit Card Agreement applicable to each Account.
“Claims” means all liabilities, claims and expenses (including reasonable legal and other professional fees and expenses).
“Class” means, with respect to any Series, any one of the classes of Notes of that Series.
“Collections” means all payments by or on behalf of Obligors (including Recoveries and Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with the related Credit Card Agreements and all other amounts specified by this Agreement as constituting Collections.
“Conveyance” has the meaning set forth in Section 2.01(a).
“Conveyance Papers” means this Agreement, the Bank Servicing Agreement and any other document or instrument delivered pursuant hereto to which the Bank is a party.
“Credit Adjustment” has the meaning set forth in Section 3.02(a).
“Credit Card Agreement” means, with respect to a VISA® revolving credit card account, the agreements between the Bank and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.
“Dollars” means United States Dollars.
“FDI Act” means Sections 11(d)(9), 11(n)(4)(I), and 13(e) of the Federal Deposit Insurance Act, as amended.
“Federal Reserve Act” means 12 U.S.C. 601 et seq. and 611 et seq., as amended.

“Finance Charge Receivables” means all amounts billed to the Obligors on any Account in respect of all (a) Periodic Rate Finance Charges, (b) Cash Advance Fees, (c) annual membership fees and annual service charges, (d) Late Fees, (e) Interchange, (f) returned check fees and (g) credit insurance proceeds. Finance Charge Receivables shall also include all Interchange and Recoveries with respect to Receivables previously charged off.
“Governmental Authority” means the United States, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Indenture” means the Master Indenture, as supplemented by the related Indenture Supplement, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Indenture Supplement” means, with respect to any Series, a supplement to the Master Indenture, executed by the parties thereto and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 10.01 of the Master Indenture, including all amendments thereof and supplements thereto.
“Indenture Trustee” means Wells Fargo Bank, National Association in its capacity as indenture trustee under the Indenture, and its successors in such capacity.
“Initial Account” means each VISA® consumer revolving credit card account existing on the Initial Purchase Date and established pursuant to a Credit Card Agreement between the Bank and any Person with respect to which one or more credit cards were issued to a cardholder, which account is identified by the bank identification numbers and the bank numbers specified on Schedule I pursuant to Section 2.01 on the Initial Purchase Date.
“Initial Purchase Date” means May 1, 2007.
“Insolvency Event” has the meaning set forth in Section 6.02.
“Insurance Proceeds” means any amounts received by the Bank pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.
“Issuer” means Nordstrom Credit Card Master Note Trust II, a Delaware statutory trust, and its successors.
“Interchange” means, with respect to each Receivable, the fee paid by VISA International, Inc. in connection with the cardholder charges for goods and services with respect to the Accounts. Interchange shall not include amounts received by, or deemed received by, the Bank in relation to fees paid to the Bank by Nordstrom, Inc. for charges in connection with goods purchased by the Obligor at Nordstrom, Inc. stores or on-line or catalog sales.
“Late Fees” has the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms if such fees are provided for with respect to such Account.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that the lien created by this Agreement and the Retained Interest in the Receivables by the Bank shall not be deemed to constitute a Lien.
“Master Indenture” means the Amended and Restated Master Indenture, dated as of May 1, 2007, between the Issuer and the Indenture Trustee including, with respect to any Series or Class, the related Indenture Supplement.
“NCCR II” means Nordstrom Credit Card Receivables II LLC (formerly known as Nordstrom Private Label Receivables LLC), and its successors.
“Noteholders” means a Person in whose name a Note is registered.
“Notes” means all Series of Notes issued by the Issuer pursuant to the Master Indenture and the related Indenture Supplement.
“Obligor” means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.
“Origination Fee” means the origination fee payable to the Bank by the Purchaser for originating the Participated Receivables in an amount equal to 185 basis point and the amount of Participated Receivables (net of Credit Adjustments) being sold on each Purchase Date. The Origination Fee shall be retained by the Bank from the collections on the Participated Receivables.
“Owner Trustee” means Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.
“Participated Receivables” means the Participation Interest in the Receivables transferred hereunder.
“Participation” has the meaning set forth in the Recitals.
“Participation Interest” means, individually, the undivided beneficial interest equal to the Participation Percentage in and to each Receivable and, collectively, an undivided beneficial interest equal to the Participation Percentage in and to the pool of Receivables originated by the Bank.
“Participation Percentage” means 90%, or such other percentage as may be specified by the Bank from time to time.

“Party” means the Purchaser or the Bank, as applicable.
“Periodic Rate Finance Charges” has the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.
“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.
“Principal Receivables” means all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Bank is unable to transfer as provided in Section 6.02 shall not be included in calculating the amount of Principal Receivables.
“Purchase Date” means the Initial Purchase Date and each Addition Date.
“Purchase Price” means, with respect to the Participation Interest transferred to the Purchaser on (i) the Initial Purchase Date, an amount equal to $                     and (ii) each Addition Date, an amount equal to the Settlement Amount.
“Purchased Assets” has the meaning set forth in Section 2.01(a).
“Purchaser’s Account” means the Purchaser’s deposit account as the Purchaser shall specify to the Bank in writing from time to time.
“Rating Agency” means, with respect to any outstanding Series, each rating agency, as specified in the applicable Indenture Supplement, which rate the Notes of such Series.
“Rating Agency Condition” means, with respect to any action, that each Rating Agency shall have notified the Transferor and the Indenture Trustee in writing that any such action will not result in a reduction or withdrawal of their current rating of any outstanding Series or Class with respect to which it is a Rating Agency or, with respect to any Series or Class not rated by any Rating Agency, the written consent of the Noteholders of each Series or Class specified in the Indenture Supplement for each Series.
“Receivables” means all amounts shown on the Bank’s records as amounts payable by the Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables.
“Receivables Purchase Agreement” means the Amended and Restated Receivables Purchase Agreement, dated as of May 1, 2007, between the Purchaser, as seller, and NCCR II, as purchaser, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Recoveries” means all amounts received with respect to Receivables which have been previously charged off.

“Requirements of Law” means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, State or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.
“Responsible Officer” means, with respect to any Person, any of the chairman, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of such Person.
“Retained Interest” means an undivided percentage interest to be retained by the Bank in all Receivables, which undivided percentage interest for any day shall be equal to 100% minus the Participation Percentage.
“Retained Interest Holder” means, with respect to the Retained Interest, the Bank or any Person to whom the Bank shall transfer the Retained Interest in compliance with the terms of this Agreement; provided, that a pledgee shall be entitled to exercise any or all of the rights or powers of a Retained Interest Holder, including receiving distributions, providing notices or giving consents, in each case to the extent such entitlement is set forth in the documents relating to such pledge.
“Seller” means Nordstrom fsb, and its successors.
“Series” means any Series of Notes issued pursuant to the Master Indenture and a related Indenture Supplement.
“Servicing Fee” means the fee, if any, payable to the Bank under the Bank Servicing Agreement for servicing the Participated Receivables owned by the Purchaser at the end of the related Accounting Period.
“Settlement Amount” means the aggregate balance of Principal Receivables in the related Accounts as of the Addition Date plus the aggregate Interchange in the related Accounts, if any.
“State” means any state of the United States and the District of Columbia.
“Transfer and Servicing Agreement” means the Amended and Restated Transfer and Servicing Agreement, dated as of May 1, 2007, among the Transferor, the Bank, as servicer, the Indenture Trustee and the Issuer, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Transferor” means NCCR II or its successors and any other party which becomes a transferor under the Transfer and Servicing Agreement.
“Trust Agreement” means the Second Amended and Restated Trust Agreement, dated as of May 1, 2007, between NCCR II and the Owner Trustee, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

“United States” means the United States of America.
Section 1.02. Interpretations. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to this Agreement include all Exhibits hereto, (iii) references to words such as “herein”, “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iv) references to an Article or Section such as “Article One” or “Section 1.01” and the like shall refer to the applicable Article or Section of this Agreement, (v) the term “include” and all variations thereof shall mean “include without limitation”, (vi) the term “or” shall include “and/or” and (vii) the term “proceeds” shall have the meaning ascribed to such term in the UCC.

ARTICLE TWO
PURCHASE AND CONVEYANCE OF RECEIVABLES
Section 2.01. Purchase.
(a) By execution of this Agreement, the Bank does hereby sell, transfer, assign, set over and otherwise convey, to the Purchaser (collectively, the “Conveyance”) on each Purchase Date, without recourse (except as provided herein) to the Bank, and the Purchaser hereby agrees to acquire, effective on each Purchase Date, against payment by the Purchaser of an amount equal to the Purchase Price, an undivided beneficial interest equal to the Participation Percentage in all of the Bank’s right, title and interest in, to and under (i) the Receivables (other than the Retained Interest therein) existing on the Initial Purchase Date, in the case of Receivables arising in the Initial Accounts, and existing on each Addition Date in the case of Receivables arising in the Additional Accounts, and all Receivables thereafter created from time to time in the Initial Accounts and the Additional Accounts until the termination of this Agreement pursuant to Article Six, (ii) Collections allocable to the Purchaser and all monies due and or to become due and all amounts received with respect thereto (other than with respect to the Retained Interest therein), (iii) all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit and advices of credit consisting of, arising from, or related to the foregoing, (iv) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (v) any and all proceeds of the foregoing (collectively, the “Purchased Assets”).
(b) In connection with such Conveyance, the Bank agrees (i) to cooperate with the Purchaser, and the Purchaser agrees to record and file, at the expense of the Purchaser, any financing statements (and amendments to such financing statements) with respect to the Participation Interest and any other Purchased Assets existing as of the Initial Purchase Date and thereafter created in the Initial Accounts, and existing as of the Addition Date and thereafter created in the Additional Accounts now existing and hereafter created, meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the first priority nature of the Purchaser’s Participation Interest and the other Purchased Assets, and maintain perfection of, the Conveyance of such Purchased Assets from the Bank to the Purchaser and (ii) that such financing statements shall name the Bank, as seller/debtor, and the Purchaser, as purchaser/secured party, of the Participation Interest and the other Purchased Assets; and Purchaser agrees to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as is practicable after filing. The Bank hereby authorizes and ratifies all such filings.
(c) In connection with such Conveyance, the Seller further agrees that it will, at its own expense, (i) on or prior to (A) the Initial Purchase Date, in the case of the Initial Accounts, and (B) the applicable Addition Date, in the case of the Additional Accounts, indicate in its computer files that, in the case of the Initial Accounts or the Additional Accounts, the Participation Interest created in connection with such Accounts have been conveyed to the Purchaser in accordance with this Agreement and have been conveyed by the Purchaser to the Issuer pursuant to the Transfer and Servicing Agreement and have been pledged by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders by indicating in such computer files the transfer of the Participation Interest to the Purchaser, and (ii) on or prior to (A) the Initial Purchase Date, in the case of the Initial Accounts, and (B) the applicable Addition Date, in the case of designation of Additional Accounts, deliver to the Purchaser a computer file or microfiche list containing a true and complete list of all such Accounts. Each such computer file or microfiche list, as supplemented from time to time to reflect Additional Accounts, shall be marked as Schedule I to this Agreement, shall be delivered to the Purchaser and is hereby incorporated into and made a part of this Agreement.
(d) The parties hereto intend that the Participation Interest will constitute (i) a “Participation” within the meaning of 12 C.F.R. § 360.6 and (ii) the conveyance is a true sale of the Purchased Assets (other than the Retained Interest) and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, this Agreement shall constitute a security agreement under applicable law, and the Bank hereby grants to the Purchaser a first priority perfected security interest in all of its right, title and interest in all of the Bank’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables (other than the Retained Interest) and the other Purchased Assets.
(e) The Participation Interest and the Retained Interest will rank pari passu without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement.

ARTICLE THREE
CONSIDERATION AND PAYMENT
Section 3.01. Payment of the Purchase Price. The Purchase Price for the Participation Interest relating to (i) Initial Accounts as of the Initial Purchase Date and the related Purchased Assets conveyed to the Purchaser under this Agreement shall be payable on the Initial Purchase Date and (ii) Initial Accounts, Additional Accounts and the related Purchased Assets to be conveyed after the Initial Purchase Date to the Purchaser under this Agreement, shall be payable in cash on each day which the Participation Interest and the related Purchased Assets are conveyed by the Seller to the Purchaser.
Section 3.02. Adjustments to Purchase Price.
(a) If the Bank adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, then, in any such case, the Bank will make a corresponding adjustment to the Purchaser’s Participation Interest in such Receivable equal to the Participation Percentage multiplied by amount of the adjustment (a “Credit Adjustment”). Similarly, the Bank will make a corresponding adjustment to the Purchaser’s Participation Interest equal to the Participation Percentage multiplied by amount of the adjustment in a Receivable which was discovered as having been created through a fraudulent or counterfeit charge. Any adjustment required pursuant to either of the two preceding sentences shall be made on the second Business Day after which such adjustment obligation arises.
(b) The Purchase Price shall be adjusted downwards on each Purchase Date by an amount equal to any outstanding Credit Adjustment. In the event that the Credit Adjustment pursuant to this Section causes the Purchase Price to be a negative number, the Seller agrees that, not later than 1:00 p.m., New York City time, on such Purchase Date, the Seller shall pay or cause to be paid to the Purchaser an amount equal to the amount by which the Credit Adjustment exceeds the Purchase Price.

ARTICLE FOUR
REPRESENTATIONS AND WARRANTIES
Section 4.01. Representations and Warranties of the Bank Relating to the Bank.
(a) The Bank hereby represents and warrants to, and agrees with, the Purchaser as of the Initial Closing Date and on each Addition Date, that:
(i) Organization. The Bank is a federal savings bank, validly existing under the laws of the United States, with power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Participation Interest.
(ii) Due Qualification. The Bank is duly qualified to do business and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Bank, materially and adversely affect the performance by the Bank of its obligations under this Agreement, or the validity or enforceability of this Agreement or the Receivables.
(iii) Power and Authority. The Bank has the power and authority to execute, deliver and perform its obligations under this Agreement and to carry out its terms; and the execution, delivery and performance of the Conveyance Papers and the sale of the Participation Interest has been duly authorized by it by all necessary corporate action.
(iv) No Violation. The execution, delivery and performance by the Bank of this Agreement and each Conveyance Paper and the sale of the Participation Interest, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its charter or bylaws, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement or other instrument to which it is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to its knowledge, any order, rule or regulation applicable to it of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties, which breach, default, conflict, Lien or violation would have a material adverse effect on the Bank’s earnings, business affairs or business prospects or the Receivables.

(v) No Proceedings. There are no proceedings or investigations pending, or to the best knowledge of the Bank, threatened against the Bank, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Bank or its properties: (A) asserting the invalidity of this Agreement or any other Conveyance Papers, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Conveyance Papers, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Bank of its obligations under this Agreement or any other Conveyance Papers.
(vi) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any Governmental Authority required in connection with the execution and delivery by the Bank of this Agreement or any other Conveyance Papers and the performance of the transactions contemplated by this Agreement or any other Conveyance Papers by the Bank have been obtained.
(vii) Insolvency. The Bank is not insolvent and no Insolvency Event with respect to the Bank has occurred, and the transfer of the Participation Interest by the Bank to the Purchaser contemplated hereby has not been made in contemplation of such insolvency or Insolvency Event.
(b) Notice of Breach. The representations and warranties set forth in this Section shall survive the transfer and assignment of the Participation Interest to the Purchaser. Upon discovery by either the Bank or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice.
Section 4.02. Representations and Warranties of the Bank Relating to this Agreement and the Purchased Assets.
(a) Representations and Warranties. The Bank hereby represents and warrants to the Purchaser as of the date hereof that:
(i) Binding Obligation. This Agreement and any other Conveyance Papers each constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable conservatorship, receivership, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and federal savings banks in particular from time to time in effect or general principles of equity.
(ii) List of Accounts. As of the Initial Purchase Date, with respect to the Initial Accounts (and the Participation Interest arising therein) and as of the related Addition Date with respect to Additional Accounts (and the Participation Interest arising therein), Schedule I to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts relating to the Participation Interest in such Receivables as of the Initial Purchase Date or such Addition Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Participation Interest in the Receivables existing thereunder is true and correct in all material respects as of the Initial Purchase Date or such applicable Addition Date, as the case may be.

(iii) No Liens. The Participation Interest in each Receivable and the other Purchased Assets have been conveyed to the Purchaser free and clear of any Lien arising through or under the Bank on such Purchased Assets and the Participation Interest in each Receivable is free and clear of any Lien arising by or through the Bank.
(iv) Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Bank in connection with the conveyance of the Purchased Assets to the Purchaser have been duly obtained, effected or given and are in full force and effect.
(v) Sale. This Agreement constitutes an absolute sale, transfer and assignment to the Purchaser of all right, title and interest of the Bank in the Purchased Assets, and the Bank will treat it as a sale on their books.
(b) Approval and Compliance. The Bank represents and warrants that it has filed a bulk sale application in relation to the sale of the Participation Interest with the OTS and has received approval from the OTS to sell the Participation Interest in the Receivables and the other Purchased Assets. The Bank represents and warrants that the transaction relating to the Participation Interest in the Receivables and the other Purchased Assets are and will be compliant with Sections 23A and 23B of the Federal Reserve Act and the regulations promulgated thereunder.
(c) Notice of Breach. Upon discovery by either the Bank or the Purchaser of a breach of any of the representations and warranties set forth in this Section, the party discovering such breach shall give written notice to the other party within three Business Days following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice.
Section 4.03. Representations and Warranties of the Purchaser.
(a) As of the Initial Purchase Date and each Addition Date, the Purchaser hereby represents and warrants to, and agrees with, the Seller that:
(i) Organization and Good Standing. The Purchaser has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Colorado, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and purchase the Participation Interest and the other Purchased Assets.
(ii) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Purchaser, materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

(iii) Power and Authority. The Purchaser has the power and authority to execute, deliver and perform its obligations under this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement and any other Conveyance Papers has been duly authorized by the Purchaser by all necessary corporate action.
(iv) No Violation. The execution, delivery and performance by the Purchaser of this Agreement and any other Conveyance Papers and of the purchase of the Participation Interest and the consummation of the transactions contemplated hereby and by any other Conveyance Papers and the fulfillment of the terms hereof and thereof does not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the limited liability company agreement of the Purchaser, nor conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement or other instrument to which the Purchaser is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or any order, rule or regulation applicable to the Purchaser of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties, which breach, default, conflict, Lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Purchaser or on the ability of the Purchaser to perform its obligations under this Agreement.
(v) No Proceedings. There are no proceedings or investigations pending, or to the best knowledge of the Purchaser, threatened against the Purchaser, before any Governmental Authority having jurisdiction over the Purchaser or its properties: (A) asserting the invalidity of this Agreement or any other Conveyance Papers, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Conveyance Paper, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under this Agreement or any other Conveyance Papers.
(vi) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any Governmental Authority required in connection with the execution and delivery by the Purchaser of this Agreement or any other Conveyance Papers and the performance of the transactions contemplated by this Agreement or any other Conveyance Papers by the Purchaser have been obtained, effected or given and are in full force and effect.
(b) Notice of Breach. Upon discovery by the Purchaser or the Bank of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice within three Business Days to the other party following such discovery; provided that the failure to give notice within three Business Days does not preclude subsequent notice.

ARTICLE FIVE
COVENANTS
Section 5.01. Covenants of Bank.
(a) The Bank hereby covenants and agrees with the Purchaser as follows:
(i) Receivables Not Evidenced by Promissory Notes. Except in connection with its enforcement or collection of any Receivable, the Bank will not take any action to cause any Receivable conveyed by it to the Purchaser to be evidenced by an instrument or chattel paper (each as defined in the UCC).
(ii) Security Interests. Except for the conveyances hereunder, the Bank will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with the Participation Interest and the other Purchased Assets, or grant, create, incur, assume or suffer to exist any Lien (arising through or under Bank) on the Participation Interest in any Receivables or any other Purchased Assets, whether now existing or hereafter created, or any interest therein, and Bank shall not claim any ownership interest in the Receivables (except for its Retained Interest in the Receivables) and the other Purchased Assets and shall defend the right, title and interest of Purchaser in, to and under the Participation Interest and the other Purchased Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under Bank.
(iii) Account Allocations; Payment of Origination Fee and Servicing Fee.
(A) Allocations between the Participation Interest and the Retained Interest in the Receivables and the other Purchased Assets shall be made on a pro rata basis. In the event that the Bank is unable for any reason to transfer the Participation Interest to the Purchaser in accordance with the provisions of this Agreement (including, by reason of the application of the provisions of Section 6.02 or any order of any Governmental Authority), then, in any such event, the Bank agrees (except as prohibited by any such order) to allocate and pay to the Purchaser, after the date of such inability, all Collections with respect to the Participation Interest and the other Purchased Assets, including Collections in respect of the Participation Interest and the other Purchased Assets transferred to the Purchaser prior to the occurrence of such event, and all amounts which would have constituted Collections but for the Bank’s inability to transfer the Participation Interest and the other Purchased Assets (up to an aggregate amount equal to the amount of the Participation Percentage in the outstanding Receivables transferred to the Purchaser prior to such date). If the Bank and the Purchaser are unable pursuant to any Requirements of Law to allocate Collections as described above, the Bank and the Purchaser agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in respect thereof in accordance with the terms of this Agreement. The parties hereto agree that Collections with respect to the Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables, the Participation Interest in which have been conveyed to the Purchaser, shall continue to be property of the Purchaser to the extent of the Participation Interest therein notwithstanding any cessation of the transfer of additional Participation Interests in Principal Receivables to the Purchaser, and Collections with respect thereto shall continue to be allocated and paid in accordance with this Agreement.
(B) The Bank shall be entitled to deduct from any amounts payable to the Purchaser on any Purchase Date the Origination Fee and the Servicing Fee, if any, payable on such Purchase Date.
(C) The Bank shall pay to or at the direction of the holder of the Retained Interest all Collections with respect to the Retained Interest in the Receivables.
(iv) Delivery of Collections or Recoveries. In the event that Bank receives Collections, the Bank agrees to pay to the (i) Purchaser, the Participation Interest in respect of such Collections as soon as practicable after receipt thereof and (ii) the Retained Interest Holder, the Retained Interest in respect of such Collections.
(v) Official Records. The Bank shall maintain this Agreement as a part of its official records in accordance with the requirements of the FDI Act.
(vi) Compliance with Law. The Bank will comply in all material respects with all Requirements of Law applicable to it, its business and properties and the Receivables and related Accounts.
(vii) Keeping of Records and Books of Account. The Bank will maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables and related Accounts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of the Receivables and related Accounts (including records adequate to permit the daily identification of each new Receivable and related Accounts and all Collections of and adjustments to each existing Receivables). The Bank shall indicate in its computer files, and shall cause its agents and delegates to indicate in their computer files and other records, that the Participation Interest in the Receivables have been conveyed to the Purchaser, and that the Purchaser’s rights have been assigned to NCCR II and by NCCR II to the Issuer.
(viii) Performance and Compliance with Receivables. The Bank will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under this Agreement and any other Conveyance Papers. The Bank shall comply with and perform its obligations under the Accounts, except insofar as any failure to comply or perform would not materially and adversely affect the rights of the Purchaser or, if some or all of the Participation Interest and the other Purchased Assets have been transferred to NCCR II and the Issuer, the Issuer and the Indenture Trustee, and would not otherwise have a material adverse effect on any Noteholders.

(ix) Arm’s-Length Relationship. The Bank will maintain arm’s-length relationships with the Purchaser. Any transaction between the Purchaser and the Bank or any of its subsidiaries will, in the reasonable judgment of the Bank, be fair and equitable to the Purchaser and on terms which are at least as favorable as could be obtained from a Person which is not an Affiliate.
(x) Responsibility of the Bank. The Bank will not agree to be, or hold itself out to be, responsible for the debts of the Purchaser or the Issuer or for the decisions or actions with respect to the daily business and affairs of the Purchaser or the Issuer.
(xi) Reporting Requirements.
(A) The Bank shall (1) within one Business Day after a Responsible Officer of the Bank obtains knowledge of the occurrence of any Insolvency Event or any event which, with the giving of notice or lapse of time or both, would constitute an Insolvency Event, notify (either orally or in writing) the Purchaser of such occurrence and (2) as soon as possible and in any event within three Business Days after a Responsible Officer of the Bank obtains knowledge of the occurrence of any Insolvency Event or any event that, with the giving of notice or lapse of time or both, would constitute an Insolvency Event, deliver to the Purchaser a written statement of a Responsible Officer of the Bank setting forth details of such Insolvency Event or such event and the action that the Bank has taken and proposes to take with respect thereto.
(B) As soon as possible and in any event within ten Business Days after a Responsible Officer of the Bank obtains knowledge thereof, the Bank shall notify the Purchaser of any litigation, investigation or proceeding that could reasonably be expected to impair in any material respect the ability of the Bank to perform its obligations under this Agreement.
(C) The Bank shall notify the Purchaser promptly after becoming aware of any Lien on any Participation Interest or other Purchased Assets other than the conveyances hereunder.
(D) No later than five Business Days after the last day of each month, the Bank shall deliver to the Purchaser a report containing a true and complete list of all Accounts, identified by the Obligors’ names and setting forth the outstanding Receivables under such Accounts in which a Participation Interest has been sold to the Purchaser as of such Conveyance Date.
(xii) Extension or Amendment of Receivables. As agent for the Purchaser, the Bank shall service and administer the Participation Interest in the Receivables and the other Purchased Assets in accordance with the Bank Servicing Agreement.

(xiii) Compliance with Credit Card Agreements. The Bank will timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Credit Card Agreements.
(xiv) Increases to the Participation Percentage. The Bank will not increase the Participation Percentage unless it shall have provided prior written notice to the Purchaser and to any Rating Agency that has issued a rating with respect to an underlying transaction. The Bank shall not, at anytime, reduce the Participation Percentage.
(b) The Purchaser covenants that it will provide the Bank with such information as the Bank may reasonably request to enable the Bank to determine compliance with the covenants contained in this Section.

ARTICLE SIX
TERM AND PURCHASE TERMINATION
Section 6.01. Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the termination of the Issuer.
Section 6.02. Purchase Termination. If the Bank voluntarily goes into liquidation or consents, or fails to object, to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to the Bank or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank, or the Bank shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any of the foregoing acts or occurrences with respect to any Person being an “Insolvency Event”), the Bank shall on the day of such appointment, voluntary liquidation, entering of such decree, admission, filing, making or suspension, as the case may be (the “Appointment Date”), immediately cease to transfer the Purchased Assets to the Purchaser and shall promptly give notice to the Purchaser of such Insolvency Event.

ARTICLE SEVEN
MISCELLANEOUS PROVISIONS
Section 7.01. Amendment. This Agreement and the rights and obligations of the parties hereunder may not be changed orally, but only with prior notice to the Rating Agencies and by an instrument in writing signed by the Bank and the Purchaser in accordance with this Section; provided that no amendment which would (i) change or modify the purchase or (ii) change, modify, delete or add any other obligation of the Purchaser or the Bank (including any modification of Section 5.01(a)(xiv)) shall be effective unless the Purchaser has been notified in writing that the Rating Agency Condition has been satisfied with respect thereto; provided, further, that such action shall not (as evidenced by an officer’s certificate delivered to the Indenture Trustee) adversely affect in any material respect the interest of the Indenture Trustee or the Noteholders unless the Owner Trustee and the Indenture Trustee shall consent thereto. A copy of each amendment to this Agreement shall be sent to the Rating Agencies.
Section 7.02. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
Section 7.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, or sent by facsimile transmission, to (a) in the case of the Purchaser, 13531 East Caley Avenue, Centennial, Colorado 80111, Attention: Legal Department (facsimile no. (303) 397-4767), (b) in the case of the Bank, 13531 East Caley Avenue, Centennial, Colorado 80111, Attention: Legal Department (facsimile no. (303) 397-4767), (c) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, (d) in the case of the Indenture Trustee, Wells Fargo Bank, National Association, MAC N9311-161, 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Asset Backed Administration or (e) as to each party, at such other address as shall be designated by such party in a written notice to each other party.
Section 7.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement.
Section 7.05. Assignment. This Agreement may not be assigned without the consent of the Bank, such consent not to be unreasonably withheld. The Bank hereby consents to the assignment by the Purchaser of all of its right, title and interest in, to, and under this Agreement to NCCR II, the transfer by NNCRII to the Issuer, and the grant by the Issuer of a security interest therein to the Indenture Trustee for the benefit of the Noteholders and any other Person as contemplated by the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Indenture; provided, however, that no prior written consent of the Bank shall be required for any assignment by the Purchaser provided that any Rating Agency rating the underlying transaction has advised the Purchaser that the Rating Agency Condition has been satisfied with respect thereto.
Section 7.06. No Recourse. The Bank and the Purchaser agree that the Participation Interest is acquired by the Purchaser without recourse to the Bank or any Obligor and for the Purchaser’s own account and risk.
Section 7.07. Acknowledgement and Agreement of the Bank. The Bank, as holder of the Retained Interest, hereby releases all Claims to the Purchased Assets for any reason whatsoever including a breach by the Purchaser of this Agreement, and notwithstanding the bankruptcy of the Purchaser or any other event whatsoever, in no event shall the Bank assert any claim on or any interest in the Purchased Assets or any proceeds thereof or take any action which would reduce or delay receipt by the Issuer or the Indenture Trustee of collections with respect to the Purchased Assets and, in the event that such release is not given effect, the Bank hereby subordinates fully all Claims it may be deemed to have against such Purchased Assets.
Section 7.08. Transfer and Assignment of the Retained Interest. Notwithstanding anything to the contrary, the parties hereto agree for the express benefit of the Noteholders if the Bank in any manner assigns, transfers or pledges any rights under, or any obligation evidenced or secured by, the Retained Interest, (i) such transferee or assignee shall execute an agreement in favor of the Noteholders from time to time releasing all Claims to the related Purchased Assets and, in the event that such release is not given effect, to subordinate fully all Claims such transferee, assignee or pledgee may be deemed to have against such Purchased Assets, provided, further, that such assignee, transferee or pledgee shall be bound by all terms and conditions of this Agreement as a holder of the Retained Interest.
Section 7.09. Further Assurances. The Bank and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including the authorization or execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction and to provide prompt notification to the other party of any change in the name or the type or jurisdiction of organization of such party.
Section 7.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank or the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
Section 7.12. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. NCCR II, the Issuer and the Indenture Trustee shall be third-party beneficiaries of this Agreement.
Section 7.13. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and any other Conveyance Papers, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and any other Conveyance Papers. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
Section 7.14. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
Section 7.15. Survival of Representations and Warranties. All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect and shall survive conveyance of the Participation Interest by the Bank to the Purchaser, by the Purchaser to NCCR II and thereafter to the Issuer pursuant to the Transfer and Servicing Agreement and the grant of a security interest therein by the Issuer to the Indenture Trustee pursuant to the Indenture.

IN WITNESS WHEREOF, the Purchaser and the Bank have caused this Participation Agreement to be duly executed by their respective officers as of the day and year first above written.

NORDSTROM FSB
By:	/s/ Kevin T. Knight
Kevin T. Knight
Chairman and CEO

NORDSTROM CREDIT, INC.
By:	/s/ Marc A. Anacker
Marc A. Anacker
Assistant Treasurer

SCHEDULE I
LIST OF ACCOUNTS